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                                                                     Exhibit 5.1

                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                               December 12, 1997


National Data Corporation
National Data Plaza
Atlanta, Georgia 30329-2010

         Re:  Registration Statement on Form S-4 Covering
              36,929 Shares of Common Stock
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Ladies and Gentlemen:


     This opinion is being rendered in connection with the proposed merger of Source Informatics Inc. ("Source") with and into a wholly-owned subsidiary of National Data Corporation (the "Company"), in which the Company will issue an additional 36,929 shares of its $.125 par value per share common stock (the "Shares"), upon the terms and conditions set forth in its Registration Statement on Form S-4 (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 19, 1997, as amended (File No. 333-35995).

     As counsel for the Company, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by the Company in connection with the authorization, registration, issuance and sale of the Shares.

     Based upon the foregoing, it is our opinion that the Shares will, upon their issuance in accordance with the terms and conditions set forth in the Agreement and Plan of Merger by and among Source, Dunkirk, Inc., and the Company, dated as of August 20, 1997, be duly authorized and validly issued, fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section entitled "Legal Matters."


                                Very truly yours

                                ALSTON & BIRD LLP

                                By: /s/ Joel J. Hughey
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